PDL BioPharma®

Second Quarter 2016
FINANCIAL RESULTS CONFERENCE CALL

August 4, 2016



FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits from our investment in Noden Pharma DAC;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

Focused on Long-term Growth

- **Primary focus remains to increase long term value for our shareholders**
- **Have committed over $1.4 billion since embarking on this strategy in 2012**
- **Have demonstrated ability to do a wide variety of customized deal structures**
- **Have become partner of choice to leading life science companies and other institutions seeking to access non-dilutive capital**
- **Completed first equity investment connected to a product acquisition**
  - Represents shift in strategy and additional platform for value creation

PDL BioPharma

Equity Investment in Noden

- **Equity investment completed with Noden Pharma DAC and an affiliate (Noden) on July 1st.**
- **Investment is part of an acquisition of specialty pharma products.**
  - Total commitment of up to $334 million from PDL and Noden
    - Includes $110MM to Novartis at close and $40MM to Noden in working capital;
      - $75MM initial equity investment from PDL and $75MM intercompany loan.
    - Plus $89MM payment to Novartis in July 2017.
    - Four contingent milestones totaling $95MM potentially due to Novartis.
- **PDL will have ~88% ownership of Noden and 3 of 5 board seats.**
  - Strong revenue impact on a consolidated basis
  - Expected to be accretive to cash earnings beginning in Q316
- **Provides a vehicle for additional product acquisitions**

PDL BioPharma

Noden and Tekturna

- **Noden**
  - Formed for the purpose of acquiring specialty pharma products.
  - Domiciled in Ireland.
  - CEO of Noden, Elie Farah
    - Was CEO for Merus Labs in acquisition and successful commercialization of several specialty pharma products.
  - It will be an operating company with US and EU operations.
- **Tekturna**
  - Tekturna and Tekturna HCT (known as Rasilez® in EU) consist of the direct renin inhibitor, aliskiren, as a monotherapy and as a fixed-dose combination with the diuretic hydrochlorothiazide, respectively.
  - Tekturna is indicated for the treatment of hypertension. Product has not been actively marketed for several years.
  - We believe that additional targeted promotion efforts, especially in the U.S., will increase revenues.
  - Worldwide sales of $154 million in 2015 and $72.8 million for the six months ended June 30, 2016. ~0.1% US market share.

17 Income Generating Transactions

13 Current Investments:

- **Royalty Acquisition** — kybella — $9,500,000 — July 2016
- **Equity Investment/ Product Acquisition** — Noden Pharma[1] / Tekturna — Up to $334,000,000 — July 2016
- **Royalty Acquisition** — AcelRx Pharmaceuticals, Inc. — $65,000,000 — September 2015
- **Royalty Acquisition** — ARIAD — Up to $140,000,000 — July 2015
- **Senior Secured Financing** — CareView Communications — $40,000,000 — June 2015
- **Royalty Acquisition** — University of Michigan — $65,600,000 — November 2014
- **Royalty Acquisition** — Viscogliosi Bros., LLC — $15,500,000 — June 2014
- **Senior Secured Note Purchase** — kaléo — $150,000,000 — April 2014
- **Senior Secured Financing** — Paradigm Spine — $75,000,000 — February 2014
- **Senior Secured Financing** — Direct Flow Medical, Inc. — $50,000,000 — November 2013
- **Royalty Acquisition** — Depomed — $240,500,000 — October 2013
- **Senior Secured Financing** — LENSAR — $60,000,000 — October 2013
- **Royalty Transaction/ Senior Secured Financing** — Wellstat Diagnostics, LLC — $44,000,000 — November 2012

4 Matured Investments:

- **Royalty Transaction/ Senior Secured Financing** — Avinger[2] — $40,000,000 — April 2013
- **Senior Secured Financing** — Durata Therapeutics — $70,000,000 — October 2013
- **Royalty Transaction/ Senior Secured Financing** — AxoGen — $20,800,000 — October 2012
- **Senior Secured Financing** — Merus Labs — $55,000,000 — July 2012

$1.1B deployed • ~ $1.4B committed to date

1 See additional financial disclosures for details on PDL's equity investment and financial commitments.

2 Additional royalties owed to PDL.

Dividend Program

- **Five cent dividend paid during first and second quarters of 2016**
- **Top priority is long term growth to enhance shareholder value**
- **We have made the decision to eliminate the PDL dividend program at this time**
  - Cash flow to be invested in acquiring income generating assets which will build long term shareholder value.

Second Quarter Ended June 30, 2016 Overview

	Three Months Ended June 30,		Six Months Ended June 30,	
	2016	2015	2016	2015
GAAP earnings per share - Diluted	$0.03	$0.47	$0.37	$0.97
Adjustments to Non-GAAP net income (as detailed below)	0.06	(0.03)	0.24	(0.06)
Non-GAAP earnings per share - Diluted	$0.09	$0.44	$0.61	$0.91

	Three Months Ended June 30,		Six Months Ended June 30,	
	2016	2015	2016	2015
GAAP net income as reported	$4,148	$78,264	$60,035	$162,762
Adjustments:				
Mark-to-market adjustment to fair value assets	15,543	(11,063)	59,866	(21,487)
Non-cash interest revenues	(325)	(1,303)	(2,276)	(3,408)
Non-cash stock-based compensation expense	813	226	1,599	727
Non-cash debt offering costs	1,558	3,144	4,019	7,210
Mark-to-market adjustment on warrants held	418	-	747	-
Income tax effect related to above items	(7,023)	3,302	(23,791)	6,224
Total adjustments	10,984	(5,694)	40,164	(10,734)
Non-GAAP net income	$15,132	$72,570	$100,199	$152,028

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered "non-GAAP" financial measures under applicable SEC rules. We believe that the disclosure of these non-GAAP financial measures provides our investors with additional information that reflects the amounts and financial basis upon which our management assesses and operates our business. These non-GAAP financial measures are not in accordance with generally accepted accounting principles and should not be viewed in isolation or as a substitute for reported, or GAAP, net income, and diluted earnings per share, and are not a substitute for, or superior to, measures of financial performance performed in conformity with GAAP.

Second Quarter Ended June 30, 2016 Overview

(In thousands, except per share amounts)	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Royalties from Queen et al. patents	$ 14,232	$ 116,884	$ 135,687	$ 244,694
Royalty rights - change in fair value	(855)	12,216	(27,957)	23,578
Interest revenue	7,343	8,966	16,307	19,500
License and other	327	-	134	-
Total revenues	21,047	138,066	124,171	287,772
G&A expenses	6,951	7,429	16,797	15,095
Acquisition-related costs	2,959	-	2,959	-
Total operating expenses	9,910	7,429	19,756	15,095
Operating income	11,137	130,637	104,415	272,677
Interest and other income, net	129	121	242	207
Interest expense	(4,461)	(7,199)	(9,011)	(15,809)
Income before income taxes	6,805	123,559	95,646	257,075
Income tax expense	2,657	45,295	35,611	94,313
Net income	$ 4,148	$ 78,264	$ 60,035	$ 162,762
Net income per share - Basic	$ 0.03	$ 0.48	$ 0.37	$ 1.00
Net income per share - Diluted	$ 0.03	$ 0.47	$ 0.37	$ 0.97

	June 30, 2016	December 31, 2015
Cash, cash equivalents and investments	$ 190,854	$ 220,352
Total notes receivable	$ 372,182	$ 364,905
Total royalty rights - at fair value	$ 339,338	$ 399,204
Total assets	$ 1,049,191	$ 1,012,205
Total term loan payable	$ -	$ 24,966
Convertible notes payable	$ 232,847	$ 228,862
Total stockholders's equity	$ 738,652	$ 695,952

PDL BioPharma

QUESTION AND ANSWER SESSION





